Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Shift Technologies, Inc., a Delaware corporation (the “Company”), on Form 10-K/A for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), Ayman Moussa, Chief Executive Officer (Principal Executive Officer) of the Company, hereby certifies, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his or her knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ayman Moussa
Ayman Moussa
Chief Executive Officer
June 29, 2023